                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints J. Malcolm Morris (General Counsel and
Senior Vice President) and Lauren B. Bonfield (Assistant Secretary), acting individually, as his attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign the registration statement on Form S-3 of Ziff-Davis Inc., and any and all amendments thereto under the Securities Act of 1933, including any and all pre-effective and post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                              /s/ Art Fatum
                                             Name:  Art Fatum
                                             Title: Chief Financial Officer
                                             Dated: September 12, 2000